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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Newmont Mining Corporation filed on December 20, 2001, of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's financial statements for the year ended March 31, 2001 and to the references to our Firm under the heading "Experts" included in this registration statement.


/s/ PriceWaterhouseCoopers LLP

Toronto, Canada
January 7, 2001